_______________________________________________________

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Mortgage Pass-Through Certificates, Series 2006-8T2

Banc of America Funding 2006-8T2 Trust

Issuing Entity

Banc of America Funding Corporation

Depositor

Bank of America, National Association

Sponsor

November 6, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Transaction	Banc of America Funding 2006-8T2 Trust

Mortgage Pass-Through Certificates, Series 2006-8T2

Issuing Entity	Banc of America Funding 2006-8T2 Trust
Depositor	Banc of America Funding Corporation
Underwriter	Banc of America Securities LLC
Sponsor	Bank of America, National Association

Master Servicer and

Securities Administrator	Wells Fargo Bank, N.A.
Trustee and Custodian	U.S. Bank National Association
Cap Provider	Bank of America, National Association
Servicers of the Mortgage Loans	Bank of America, National Association, Wells Fargo Bank, N.A. and PHH Mortgage Corporation
Originators of the Mortgage Loans	Bank of America, National Association, LoanCity, Just Mortgage, Inc. and PHH Mortgage Corporation
Rating Agencies	At least two of Standard & Poor’s, Moody’s and/or Fitch Ratings will rate the offered Senior Certificates. At least one of the above Rating Agencies will rate the offered Subordinate Certificates.
Certificates

One or more classes of certificates may be comprised of two or more components. The components of a class are not severable. The aggregate principal balance of the mortgage loans as of the Cut-off Date will exceed the aggregate class balance of the certificates resulting in overcollateralization.

Overcollateralized Certificates

The senior certificates are referred to herein as the “Overcollateralized Senior Certificates.” The Overcollateralized Senior Certificates will consist of one or more classes of certificates. The subordinate certificates are referred to herein as the “Overcollateralized Subordinate Certificates.” The Overcollateralized Senior Certificates and Overcollateralized Subordinate Certificates are referred to herein as the “Overcollateralized Certificates.”

Credit enhancement for the Overcollateralized Certificates will consist of Excess Interest, Overcollateralization and Subordination as

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

described under “Preliminary Credit Support for the Overcollateralized Certificates” herein.

Senior Certificates	The Overcollateralized Senior Certificates.
Subordinate Certificates	The Overcollateralized Subordinate Certificates.

Exchangeable Certificates and

Exchangeable REMIC Certificates

If indicated in the prospectus supplement, a class or combination of classes of exchangeable REMIC certificates may be exchangeable for certain class or classes of exchangeable certificates in certain combinations specified in the prospectus supplement.

Offered Certificates	Senior Certificates and Subordinate Certificates rated BBB- or Baa3 or better.
Expected Closing Date	November 29, 2006
Expected Investor Closing Date	November 30, 2006
Distribution Date	25th of each month, or the next succeeding business day (First Distribution Date: December 26, 2006)
Cut-off Date	November 1, 2006
Determination Date	As set forth in each applicable Servicing Agreement.
Record Date	For fixed rate certificates, the last business day of the month preceding the month of such Distribution Date. For floating rate certificates, the business day preceding the Distribution Date.
Day Count	The Day Count will be defined in a subsequent term sheet.
Clearing	DTC, Clearstream and Euroclear.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Denominations:

	Original Certificate Form	Minimum Denominations	Incremental Denominations
Senior Certificates (other than any Principal Only Certificates and Interest Only Certificates)	Book Entry	$1,000	$1
Interest Only Certificates	Book Entry	$1,000,000 (notional amount) or size of class, if less than $1,000,000	$1 or N/A
Principal Only Certificates and Subordinate Certificates	Book Entry	$25,000	$1

SMMEA Eligibility	The Senior Certificates and the most senior class or classes of Subordinate Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.
ERISA Eligibility

A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or any federal, state or local law (“Similar Law”) which is similar to ERISA or the Code (collectively, a “Plan”) should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The Exemption may cover the acquisition and holding of the Senior Certificates (other than any residual certificates) or Subordinate Certificates by the Plans to which it applies provided that all conditions of the Exemption other than those within the control of the investors are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Any Class of Offered Certificates that fails to meet the requirements of the Exemption (e.g., on account of the ratings of such Certificates or otherwise) will not be eligible for purchase and holding by a Plan unless another prohibited transaction exemption is available to provide relief and the conditions of that particular exemption are satisfied. For example, if there are Mortgage Loans with loan-to-value ratios in excess of 100% in the Mortgage Pool or in a loan group within the Mortgage Pool, the Exemption will not cover the acquisition and holding of the related Offered Certificates that are subordinated or not rated in one of the two highest generic rating categories by the applicable rating agencies.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTE 83-1 and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Tax Structure	For federal income tax purposes, elections will be made to treat certain segregated portions of the Issuing Entity as one or more “real estate mortgage investment conduits” (each, a “REMIC”).

For federal income tax purposes, the maximum interest rate on the “regular interests” will be the Pool Cap. Any excess of the amount of interest that a class of regular interests would have been entitled to receive based on its interest rate without regard to the Pool Cap over the amount of interest that such class of regular interests received based on the Pool Cap, plus any unpaid portion from prior Distribution Dates (with interest thereon), will be carried over and paid on future Distribution Dates to the extent funds are available.

•

The Senior Certificates (other than the residual certificate and any exchangeable certificates or component certificates) and the Subordinate Certificates will constitute, at least in part, “regular interests” in a REMIC and will be treated as newly-originated debt instruments for most federal income tax purposes.

•	Generally, for a class of component certificates, each component, rather than the class itself, will constitute a regular interest in a REMIC.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

•	The residual certificate will represent the sole “residual interest” in each REMIC.

You must report income received on your Offered Certificates as it accrues from Distribution Date to Distribution Date, even if it is before such income is distributed in cash to you.

Certain classes of Offered Certificates may be issued with “original issue discount.” If your class of Offered Certificates is issued with original issue discount, you must report original issue discount income over the life of your Certificate, often well before such income is distributed in cash to you.

If you hold an Offered Certificate that has the benefit of a yield maintenance agreement and is entitled to certain payments in respect of basis risk carryover amounts from a reserve account, you will be treated as owning two assets, a REMIC regular interest and the right to receive payments from the reserve fund, and will be required to account separately for each of these assets for federal income tax purposes.

If you hold an Offered Certificate that is an exchangeable certificate, you should be aware that the arrangement under which any exchangeable certificates are created will be classified as a grantor trust and each class of exchangeable certificates so created will represent beneficial ownership of an interest in each related exchangeable REMIC certificate.

Optional Termination Date

The NIMS Insurer, if any, will have the option to purchase all the Mortgage Loans and any properties that the Issuing Entity acquired in satisfaction of any of the Mortgage Loans. If there is no NIMS Insurer, the majority holder of the Class CE Certificates will have the option. If the majority holder of the Class CE Certificates fails to exercise the option on the first possible date or is an affiliate of the Sponsor, the Master Servicer will have the option. This option can be exercised when the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date; provided, however, any optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

The Pooling Agreement

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling Agreement”) to be dated the Closing Date, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

The Mortgage Pool

The “Mortgage Pool” will consist of fixed interest rate, fully-amortizing mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties. The Mortgage Loans were originated or acquired by the Originators.

The Mortgage Loans

The Mortgage Loans consist of fixed interest rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties. Substantially all of the Mortgage Loans will have original terms to stated maturity of approximately 15 to 30 years. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time. If indicated in the Collateral Summary at the end of this Free Writing Prospectus, certain of the Mortgage Loans may be subject to prepayment premiums. Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. The Issuing Entity may issue a Class P Certificate which will be entitled to receive all or part of such prepayment premiums. Such prepayment premiums will not otherwise be distributed on the Certificates. See the Collateral Summary at the end of this Free Writing Prospectus for more information about the Mortgage Loans.

Yield Maintenance Agreements

The Securities Administrator on behalf of the Issuing Entity may enter into one or more yield maintenance agreements (each, a “Yield Maintenance Agreement”) with one or more counterparties (each, a “Counterparty”) for the benefit of one or more classes. With respect to each Yield Maintenance Agreement, for any Distribution Date that such Yield Maintenance Agreement is in effect, if LIBOR, as calculated for such Distribution Date, exceeds a designated strike percentage, the Counterparty will be obligated to pay to the Securities Administrator, for deposit into the related Reserve Fund, an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR and a designated maximum percentage exceeds (ii) the designated strike percentage, (b) the lesser of the applicable class balance(s) and related notional amount as set forth for such Distribution Date in the related Yield Maintenance Agreement and (c) one-twelfth.

Pursuant to the Pooling Agreement, the Securities Administrator will establish a separate trust account (the “Reserve Fund”) for deposit of any payments that it may receive under a Yield Maintenance Agreement. In addition, pursuant to the Pooling Agreement, the Securities Administrator may establish a Reserve Fund for the payment of basis risk carryover amounts irrespective of whether the Securities Administrator on behalf of the Issuing Entity enters into a Yield Maintenance Agreement. Each Reserve Fund is part of the trust fund but will not be an asset of any REMIC.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Amounts on deposit in a Reserve Fund will be used to make certain payments on a specified class or classes of Overcollateralized Certificates that have the benefit of a Yield Maintenance Agreement. The identity of the Counterparty or the minimum rating of the Counterparty will be provided by the Underwriter.

Servicing Fees

The “Servicing Fees” with respect to the Issuing Entity are payable out of the interest payments received on each Mortgage Loan. The Servicing Fees will accrue on the Stated Principal Balance of each Mortgage Loan at a rate (the “Servicing Fee Rate”) equal to 0.250% or 0.375% per annum.

Compensating Interest

Pursuant to the Pooling Agreement, the aggregate Servicing Fee payable to each Servicer for any month will be reduced (but not below zero) by an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for such Distribution Date and (ii) one-twelfth of the product of the applicable Servicing Fee Rate (or, with respect to Bank of America, 0.25%) of the aggregate Stated Principal Balance of the Mortgage Loans serviced by such Servicer as of the due date in the month preceding the month of such Distribution Date (such amount, the “Compensating Interest”).

Prepayment Interest Shortfall

A “Prepayment Interest Shortfall” on a Mortgage Loan is equal to the difference between (x) 30 days’ interest at the mortgage interest rate (less the servicing fee rate) on the amount of the prepayment on such Mortgage Loan minus (y) the amount of interest actually paid by the related mortgagor on the amount of such prepayment during the preceding month.

Advances

Subject to certain limitations, each Servicer will be required pursuant to the Pooling Agreement to advance (any such advance, an “Advance”) prior to each Distribution Date an amount equal to the aggregate of payments of principal and interest (net of the Servicing Fee) which were due on the related due date on the Mortgage Loans in serviced by such Servicer and which were delinquent on the related Determination Date. Advances made by a Servicer will be made from its own funds or funds available for future distribution. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. An “REO Property” is a Mortgaged Property that has been acquired by the Issuing Entity through foreclosure or grant of a deed in lieu of foreclosure.

Each Servicer is obligated to make Advances if the Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Mortgage Loans. If a Servicer determines that an Advance previously made is not recoverable from future payments and collections, it is entitled to reimbursement of such funds from the custodial account.

Class Balance

The “class balance” of a class of Certificates at any time will equal its initial class balance, or in the case of a class of Exchangeable REMIC Certificates or Exchangeable Certificates, the portion of the maximum initial class balance then represented by the outstanding Certificates of such class of the maximum initial class balance less (i) all distributions of principal made to such class, and (ii) losses allocated to such class.

Net Mortgage Interest Rate	The “Net Mortgage Interest Rate” of a Mortgage Loan is the excess of its mortgage interest rate over the sum of the applicable Servicing Fee Rate.

Notional Amount	The “Notional Amount” of any interest only certificates (or any components of any interest only certificates) will be equal to a percentage or all of the class balance(s) of another class or classes.
Stated Principal Balance

The “Stated Principal Balance” means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and proceeds of liquidation (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any deficient valuation by a court in connection with a bankruptcy.

Exchangeable REMIC

Certificates and

Exchangeable Certificates

Certain Classes of Offered Certificates identified as “Exchangeable REMIC Certificates” may be exchanged in certain allowable combinations (a “REMIC Combination”) for a proportionate interest in certain related Certificates identified as “Exchangeable Certificates.” All or a portion of the Exchangeable Certificates in an Exchangeable Combination may also be exchanged for a proportionate interest in each class of Exchangeable REMIC Certificates in the related REMIC Combination in the same manner. This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

class balances and notional amounts, if any, of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur. Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the maximum initial class balances and notional amounts, if any, of such Certificates bear to one another as shown in the prospectus supplement.

Holders of each class of Exchangeable Certificates in an allowable combination will be the beneficial owners of a proportionate interest in the Exchangeable REMIC Certificates of the related REMIC Combination.

In the event that Exchangeable REMIC Certificates are exchanged for an allowable combination of Exchangeable Certificates, then

•

the aggregate principal balance of the Exchangeable Certificates received in the exchange will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable REMIC Certificates so exchanged; and

•

the aggregate amount of interest and principal payable on each distribution date with respect to the Exchangeable Certificates received in the exchange will equal the aggregate amount of interest and principal that would have been payable on the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred; and

•

the aggregate amount of principal and interest losses and interest shortfalls allocated to the Exchangeable Certificates received in the exchange will equal the aggregate amount of principal and interest losses and interest shortfalls that would have been allocated to the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred.

Each class of Exchangeable Certificates in an allowable combination (other than a class of interest only certificates, if any) will be entitled to its proportionate share of the principal distributions that would have been payable on the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred. In addition, each class of Exchangeable Certificates (other than a class of interest only certificates, if any) in an allowable combination will bear a proportionate share of principal losses that would have been allocated to the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Distributions on the Overcollateralized Certificates:

General	Distributions on the Overcollateralized Certificates will be made on each Distribution Date from Available Funds received on the Mortgage Loans .

“Available Funds” for a Distribution Date is equal to the sum of the Interest Remittance Amounts and the Principal Remittance Amounts.

The “Interest Remittance Amount” means generally as of any Distribution Date, the sum, without duplication, of (i) all interest collected or advanced with respect to the payment due on the Mortgage Loans on the due date of the calendar month in which such Distribution Date occurs and received by the Servicers on or prior to the Determination Date for such Distribution Date (less the Servicing Fees for such Mortgage Loans, certain amounts available for reimbursement of Advances and servicing advances with respect to such Mortgage Loans and certain other reimbursable expenses and indemnities pursuant to the Pooling Agreement), (ii) all Compensating Interest paid by the Servicers for such Distribution Date with respect to the Mortgage Loans and (iii) the portion of any payment in connection with any principal prepayment, substitution, purchase price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Mortgage Loans received during the prior calendar month.

“Principal Remittance Amount” means generally with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the sum (less certain amounts (without duplication) available for reimbursement of Advances and servicing advances and certain other reimbursable expenses and indemnities pursuant to the Pooling Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans: (i) each payment of principal on a Mortgage Loan due on the due date in the month of such Distribution Date and received by the related Servicer on or prior to the Determination Date for such Distribution Date, including any Advances made by such Servicer with respect thereto, (ii) all full and partial principal prepayments on the Mortgage Loans received by the Servicers during the prior calendar month, (iii) all insurance proceeds, recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicers with respect to the Mortgage Loans during the prior calendar month, (iv) the portion of the purchase price allocable to principal of all repurchased defective Mortgage Loans with respect to the prior calendar month, (v) the portion of any payment in connection with the substitution of a Mortgage Loan relating to principal received during the prior calendar month and (vi) the portion

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

of the purchase price allocable to principal received in connection with an optional termination.

Interest

Interest will accrue on the Overcollateralized Certificates for a Distribution Date during each one-month period commencing on the first day of the immediately preceding month and ending on the last day of such month (each, an “Interest Accrual Period”).

As illustrated below, interest payments received from the Mortgage Loans will be used first to pay interest that accrues on the Overcollateralized Senior Certificates and then generally to pay interest that accrues on the Overcollateralized Subordinate Certificates.

Interest collections received on the Mortgage Loans will be paid in the following order of priority:

first, to the Overcollateralized Senior Certificates, to pay Accrued Certificate Interest;

second, to the Overcollateralized Senior Certificates, to pay any Interest Carry Forward Amounts;

third, from the remaining interest collections, to pay Accrued Certificate Interest to the classes of Overcollateralized Subordinate Certificates in order of payment priority; and

fourth, to be distributed as part of monthly excess cashflow.

Principal

Principal payments received on the Mortgage Loans will be used first to pay principal on the Overcollateralized Senior Certificates in accordance with the priorities determined by the Underwriter and then generally to pay principal on the Overcollateralized Subordinate Certificates.

Prior to the Stepdown Date or when a Trigger Event is in effect, principal collections received on the Mortgage Loans will be paid in the following order of priority:

first, to the Overcollateralized Senior Certificates, to pay principal;(1)

second, from the remaining principal collections, to pay principal to each class of Overcollateralized Subordinate Certificates in order of payment priority; and

_________________________

[1]	The priority of principal distributions among the Senior Certificates will be provided by the Underwriter.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

third, to be distributed as part of monthly excess cashflow.

After the Stepdown Date and as long as no Trigger Event is in effect, principal collections received on the Mortgage Loans will be paid in the following order of priority:

first, to the Overcollateralized Senior Certificates, to pay principal, up to their Senior Principal Distribution Amount;(1)

second, from the remaining principal collections, to pay principal to each class of Overcollateralized Subordinate Certificates, in order of payment priority, up to their respective Subordinate Principal Distribution Amounts, beginning with the class of highest payment priority; and

third, to be distributed as part of monthly excess cashflow.

Monthly Excess Cashflow

The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Certificate Interest Rates on the Overcollateralized Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Overcollateralized Certificates. This excess interest for a collection period, together with interest on the Overcollateralization Amount itself, is the “Monthly Excess Interest Amount.”

If Realized Losses on the Mortgage Loans occur that are not covered by the Monthly Excess Cashflow Amount, these Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate class balance of the Overcollateralized Certificates). The cashflow priorities in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or “stepdown.” If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, the cashflow priorities of this transaction permit a portion of the Principal Remittance Amount for that Distribution Date

_________________________

1 The priority of principal distributions among the Senior Certificates will be provided by the Underwriter.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

not to be passed through as a distribution of principal on the Overcollateralized Certificates on that Distribution Date. This has the effect of decelerating the amortization of the Overcollateralized Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Overcollateralized Certificates therefore releases a limited portion of the overcollateralization from the trust fund.

On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Certificates is the “Monthly Excess Cashflow Amount,” which is required to be applied in the following order of priority on that Distribution Date:

Excess Cashflow

first, pro rata, to the Overcollateralized Senior Certificates, to pay any remaining Accrued Certificate Interest;

second, pro rata, to the Overcollateralized Senior Certificates, to pay any Interest Carry Forward Amount;

third, pro rata, to the Overcollateralized Super Senior Certificates and Overcollateralized Super Senior Support Certificates, to pay for any Realized Losses.

fourth, to each class of Overcollateralized Subordinate Certificates, first to pay Accrued Certificate Interest, then to pay Interest Carry Forward Amounts and finally to reimburse for Realized Losses applied to that class, in numerical order, beginning with the class of Overcollateralized Subordinate Certificates with the highest payment priority;

fifth, to the extent of amounts otherwise distributable on the Class CE Certificates, to the classes of certificates specified in the Pooling Agreement, any Cap Carryover Amounts; and

sixth, to the non-offered classes of Overcollateralized Certificates in the amounts specified in the Pooling Agreement

Interest Rates on the Certificates

Interest for each Distribution Date will accrue on the Overcollateralized Certificates during the related Interest Accrual Period at a per annum rate (the “Certificate Interest Rate”) provided by the Underwriter.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Definitions Relating to Distributions on the Overcollateralized Certificates:

60+ Day Delinquent Loan

Each Mortgage Loan (including each such Mortgage Loan in foreclosure and each such Mortgage Loan for which the mortgagor has filed for bankruptcy after the closing date) with respect to which any portion of a monthly payment is, as of the due date in the month prior to such Distribution Date, two months or more past due and each Mortgage Loan relating to an REO property.

Accrued Certificate Interest

With respect to each Class of Overcollateralized Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the class balance of such class of Overcollateralized Certificates, minus each class’s percentage of any Relief Act Reduction.

Applied Realized Loss Amount

If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any class balances as a result of subsequent recoveries, the aggregate class balance of the Overcollateralized Certificates exceeds the Pool Balance as of the end of the related collection period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date, the resulting excess (the “Applied Realized Loss Amount”) will be allocated sequentially to the Overcollateralized Subordinate Certificates, in reverse order of priority, until their respective class balances are reduced to zero.

Cap Carryover Amount

If on any Distribution Date, the Accrued Certificate Interest for any Overcollateralized Certificate is based on the Pool Cap, the excess of (i) the amount of interest such Overcollateralized Certificate would have been entitled to receive on that Distribution Date based on its pass-through rate over (ii) the amount of interest such Overcollateralized Certificate received on that Distribution Date based on the Pool Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable pass-through rate on such Overcollateralized Certificate).

Credit Enhancement Percentage

With respect to any class of Overcollateralized Certificates and any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate class balance of the class or classes of Certificates with a lower distribution priority than such class before taking into account the distribution of the Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount after taking into account the distribution of the Principal Distribution Amount as of the prior Distribution Date by (y) the Pool Balance as of the last day of the related collection period after giving effect to principal prepayments

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

received during the calendar month preceding the month of that Distribution Date.

Extra Principal Distribution Amount	As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for that Distribution Date and (y) the Overcollateralization Deficiency for that Distribution Date.
Interest Carry Forward Amount

With respect to any class of Overcollateralized Certificates and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest for such Distribution Date over the amount in respect of interest actually distributed on such class for such Distribution Date, (b) any remaining unpaid Interest Carry Forward Amount from prior Distribution Dates and (c) interest on such remaining Interest Carry Forward Amount referred to in clause (b) at the applicable Certificate Interest Rate.

Overcollateralization Amount

As of any Distribution Date the excess, if any, of (x) the Pool Balance as of the last day of the related collection period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date over (y) the aggregate class balance of all classes of Overcollateralized Certificates (after taking into account all distributions of principal on that Distribution Date and the increase of any class balance as a result of subsequent recoveries).

Overcollateralization Deficiency

As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount over (y) the Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the reduction on that Distribution Date of the class balances of all classes of Overcollateralized Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on that Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on that Distribution Date.

Overcollateralization Release Amount

With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for that Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for that Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Overcollateralized Certificates on that Distribution Date over (ii) the Targeted Overcollateralization Amount. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Pool Balance	The aggregate of the Stated Principal Balances of the Mortgage Loans as of any date of determination.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Pool Cap

For any Distribution Date and the Overcollateralized Certificates, a per annum rate equal to the weighted average of the Net Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the Stated Principal Balances of the Mortgage Loans as of the first day of the related collection period.

Relief Act Reduction	A reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation.
Stepdown Date

The earlier to occur of (i) the Distribution Date on which the aggregate class balance of the Overcollateralized Senior Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in December 2009 and (y) the Distribution Date on which the Credit Enhancement Percentage for the Overcollateralized Senior Certificates is greater than or equal to the Senior Specified Enhancement Percentage.

Super Senior Certificates

One or more classes of Overcollateralized Certificates may be structured so as not to bear their share of certain principal losses, after the Overcollateralized Subordinate Certificates are no longer outstanding, for so long as one or more specified classes of Super Senior Support Certificates are outstanding.

Super Senior Support Certificates	One or more classes of Overcollateralized Certificates may be structured to bear certain principal losses that would otherwise be allocated to one or more classes of Super Senior Certificates.
Targeted Overcollateralization Amount

As of any Distribution Date, (x) prior to the Stepdown Date, a percentage (to be defined in a subsequent term sheet) of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) a percentage (to be defined in a subsequent term sheet) of the aggregate Stated Principal Balance of the Mortgage Loans as of due date in the month of such Distribution Date and (b) a percentage (to be defined in a subsequent term sheet) of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

The meanings of the following terms will be included in information provided by the Underwriter: Principal Distribution Amount, Senior Specified Enhancement Percentage, Senior Principal Distribution Amount, Subordinate Principal Distribution Amount, Targeted Overcollateralization Amount and Trigger Event.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Allocations of Losses on the Overcollateralized Certificates:

If, on any Distribution Date after the class balances of the Overcollateralized Certificates have been reduced by the amount of cash paid on that date, the total class balance of the Overcollateralized Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans, the class balance of the Overcollateralized Subordinate Certificates that are lowest in order of payment priority will be reduced by the amount of such excess. Once the class balance of a class is reduced by Realized Losses allocated to it, this balance will not be reinstated (except in the case of subsequent recoveries). The class balances of the Overcollateralized Senior Certificates may either be reduced by these Realized Losses, on a pro rata basis, subject to one or more classes of Overcollateralized Senior Certificates being a Super Senior Certificate or Super Senior Support Certificate or may not be reduced by these Realized Losses, in which case the Overcollateralized Senior Certificates may experience losses if the credit enhancements are exhausted.

In general, a “Realized Loss” means, (a) with respect to a Mortgage Loan that has been liquidated, the amount by which the remaining aggregate Stated Principal Balance of the Mortgage Loan exceeds the amount of proceeds from the liquidation applied to the principal balance of the related Mortgage Loan and (b) losses due to the bankruptcy of the mortgagor.

Preliminary Credit Support

for the Overcollateralized Certificates

Excess Interest: Because more interest is expected to be paid by the mortgagors on the Mortgage Loans than is necessary to pay the interest earned on the related Certificates and because the aggregate class balance of the Overcollateralized Certificates is expected to be less than the aggregate Stated Principal Balance of the Mortgage Loans, it is expected there will be excess interest each month. Any such excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the Overcollateralized Certificates and to reimburse the Overcollateralized Certificates for losses and certain shortfalls that they previously experienced.

Overcollateralization: If the aggregate Stated Principal Balance of the Mortgage Loans exceeds the aggregate class balance of the Overcollateralized Certificates, there will be overcollateralization available to absorb losses on the Mortgage Loans before such losses affect the Overcollateralized Certificates. If the level of overcollateralization falls below the Targeted Overcollateralization Amount for a Distribution Date, the excess interest described above will be paid to the Overcollateralized Certificates as principal. This will

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

have the effect of reducing the aggregate class balance of the Overcollateralized Certificates faster than the aggregate Stated Principal Balance of the Mortgage Loans until the required level of overcollateralization is reached.

Subordination: On each Distribution Date, classes of Overcollateralized Certificates that are lower in order of payment priority will not receive payments until the classes of Overcollateralized Certificates that are higher in order of payment priority have been paid. If there are insufficient funds on a Distribution Date to pay all classes of Overcollateralized Certificates, the Overcollateralized Subordinate Certificates will be the first to forego payment, in reverse order of payment priority.

The Sponsor	Bank of America, National Association (“Bank of America”) will serve as the sponsor (the “Sponsor”) of the Certificates.

See “The Sponsor,” “Mortgage Purchase Program” and “The Pooling and Servicing Agreement” in the base prospectus for more information about the Sponsor, its securitization programs and its material roles and duties in this transaction.

The Servicers and the Master Servicer

The Mortgage Loans will be serviced by the Servicers in accordance with various servicing agreements (the “Servicing Agreements”). The Servicers may perform any of their obligations under the Servicing Agreements through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the related Servicing Agreements as if such Servicer alone were servicing the Mortgage Loans. All of the Mortgage Loans will be master serviced by the Master Servicer in accordance with the terms of the Pooling Agreement. The Master Servicer will be required to supervise, monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer (other than Wells Fargo Bank) under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against such Servicer and will be required to either find a successor servicer or assume the primary servicing obligations of the related Mortgage Loans. In the event the default is by Wells Fargo Bank in its capacity as a Servicer, the Trustee will be required to enforce any remedies against Wells Fargo Bank and either appoint a successor servicer or assume the primary servicing obligations of the related Mortgage Loans.

Static Pool Information	Information concerning the Sponsor’s prior residential mortgage loan securitizations related to the Depositor involving fixed- and adjustable-

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

rate first lien mortgage loans is available on the internet at www.bofa.com/bafc. On this website, you can view, as applicable, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the Mortgage Loans to be included in the Issuing Entity that will issue the Certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the Issuing Entity.

In the event any changes or updates are made to the information available on the Sponsor’s website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor. The Depositor’s address is 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255. Its telephone number is (704) 387-8239.

The performance of prior residential mortgage loan pools may not be indicative of the future performance of the Mortgage Loans.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2

Risk Factors

The following risk factors are generally applicable to the Offered Certificates.

YOU SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. BEFORE INVESTING YOU SHOULD CAREFULLY REVIEW “RISK FACTORS” IN THE BASE PROSPECTUS TOGETHER WITH THE RISK FACTORS SET FORTH BELOW.

The Rate of Principal

Payments on the Mortgage

Loans Will Affect the Yield on

the Offered Certificates

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Overcollateralized Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Sponsor, the Originators or the Depositor). Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “principal prepayment” includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.

The rate of principal payments on the Mortgage Loans will be affected by the following:

•	the amortization schedules of the Mortgage Loans;
•	the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfers, changes in property values or other factors;
•	liquidations of the properties that secure defaulted Mortgage Loans;

•	repurchases of Mortgage Loans by the Depositor as a result of defective documentation or breaches of representations or warranties;

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2

Risk Factors

•	the exercise of due-on-sale clauses by the Servicers in connection with transfers of mortgaged properties.
•

the optional repurchase of all the Mortgage Loans when the aggregate Stated Principal Balance of the related Mortgage Loans is less than 10% of the aggregate unpaid principal balance of such Mortgage Loans as of the cut-off date; and

•	general and targeted solicitations for refinancing by mortgage originators (including the Sponsor).

The rate of principal payments on the Mortgage Loans will depend greatly on the level of mortgage interest rates:

•	If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans in the Issuing Entity, the rate of prepayment is likely to increase.
•	Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans in the Issuing Entity, the rate of prepayment is likely to decrease.

If you are purchasing any Offered Certificates at a discount, and specifically if you are purchasing principal only certificates, you should consider the risk that if principal payments on the applicable Mortgage Loans occur at a rate slower than you expected, your yield will be lower than you expected. If you are purchasing any Offered Certificates at a premium, and specifically if you are purchasing interest only certificates, you should consider the risk that if principal payments on the applicable mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected. You must make your own decisions as to the appropriate prepayment assumptions to be used when purchasing any Offered Certificates.

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the related Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

If you are purchasing Overcollateralized Certificates, you should consider the risk that if the level of overcollateralization falls below the Targeted Overcollateralization Amount, excess interest from the related

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2

Risk Factors

Mortgage Loans (if any), will be paid to the related Overcollateralized Certificates as principal. This will have the effect of reducing the aggregate class balance of the Overcollateralized Certificates faster than the aggregate Stated Principal Balance of the related Mortgage Loans until the required level of overcollateralization is reached.

There is a Risk that Interest

Payments on the Mortgage

Loans May Be Insufficient to

Maintain Overcollateralization

Because the weighted average of the mortgage interest rates on the Mortgage Loans is expected to be higher than the weighted average of the pass-through rates on the Overcollateralized Certificates, the Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Overcollateralized Certificates as well as certain fees and expenses of the Issuing Entity allocable to the Overcollateralized Certificates. After these financial obligations of the Issuing Entity are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the Mortgage Loans. There can be no assurance, however, that enough excess interest will be generated to maintain the overcollateralization level required by the Rating Agencies. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

•

When a Mortgage Loan is prepaid in full or repurchased, excess interest will generally be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a Mortgage Loan is liquidated or written off, excess interest will be reduced because such Mortgage Loan will no longer be outstanding and generating interest.
•

If the rates of delinquencies, defaults or losses on the Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay holders of the Overcollateralized Certificates.

Credit Enhancement for

Overcollateralized Senior

Certificates Increases Risk of

Loss for the Overcollateralized

Subordinate Certificates

The protections afforded the Overcollateralized Senior Certificates create risks for the Overcollateralized Subordinate Certificates. Prior to any purchase of any Overcollateralized Subordinate Certificates, you

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2

Risk Factors

should consider the following factors that may adversely impact your yield to maturity:

•

Because the Overcollateralized Subordinate Certificates receive interest and principal distributions after the Overcollateralized Senior Certificates receive such distributions, there is a greater likelihood that the Overcollateralized Subordinate Certificates will not receive the distributions to which they are entitled on any Distribution Date.

•

If a Servicer determines not to advance a delinquent payment on a Mortgage Loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the Overcollateralized Certificates which may impact the Overcollateralized Subordinate Certificates.

•

The portion of the shortfalls in the amount of interest collections on Mortgage Loans that are attributable to prepayments in full or partial prepayments and are not covered by the Servicers may result in a shortfall in distributions on the Overcollateralized Certificates, which will impact the Overcollateralized Subordinate Certificates.

•

Losses resulting from the liquidation of defaulted Mortgage Loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the Overcollateralized Certificates. If there is no overcollateralization, losses will be allocated to the Overcollateralized Subordinate Certificates in reverse order of payment priority. No principal or interest will be distributable on the amount by which the class balance of a class has been reduced by a realized loss allocated to an Overcollateralized Subordinate Certificate (except where a class balance has been increased by a subsequent recovery). A loss allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. A lower class balance will result in less interest accruing on the Certificate.

•	The earlier that a loss on a Mortgage Loan occurs, the greater the impact on yield.

Any Yield Maintenance

Agreement is Subject to

Counterparty Risk

The Securities Administrator on behalf of the Issuing Entity may enter into one or more Yield Maintenance Agreements with one or more counterparties, for the benefit of certain classes of Certificates. Each Yield Maintenance Agreement will require the applicable counterparty to make certain payments in certain circumstances. To the extent that

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2

Risk Factors

payments on such Certificates depend in part on payments to be received by the Securities Administrator under the related Yield Maintenance Agreement, the ability of the Securities Administrator to make such payments on such Certificates will be subject to the credit risk of the applicable counterparty.

Delinquencies and Losses

on the Mortgage Loans Will

Adversely Affect Your Yield

Delinquencies on the Mortgage Loans which are not advanced by or on behalf of a Servicer (because such Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the related Senior Certificates and the related Subordinate Certificates. A Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds, or other recoveries in respect of the Mortgage Loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances will be borne first by the related Subordinate Certificates (in reverse order of payment priority), and then by the related Senior Certificates.

Losses generally will be borne by the related Subordinate Certificates. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the related Mortgage Loans.

There Are Risks Relating to

Exchangeable REMIC Certificates

and Exchangeable Certificates

If you are purchasing any Exchangeable REMIC Certificates or Exchangeable Certificates, you should consider that the characteristics of any Exchangeable Certificates will reflect, in the aggregate, generally the characteristics of the related Exchangeable REMIC Certificates. Investors are encouraged to also consider a number of factors that will limit a certificateholder's ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a certificateholder must own Certificates of the related Class or Classes in the proportions necessary to make the desired exchange.
•

A certificateholder that does not own the Certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates because the holders of the needed Certificates may be unwilling or unable to sell them or because the necessary Certificates have been placed into other financial structures.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2

Risk Factors

•	Principal distributions will decrease the amounts available for exchange over time.

Credit Scores May Not

Accurately Predict the

Likelihood of Default

The Originators generally use Credit Scores as part of their underwriting process. The attached collateral summary shows credit scores for the mortgagors obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the Depositor, the Sponsor or the Originators makes any representations any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Geographic Concentration

May Increase Risk of Loss

Due to Adverse Economic

Conditions or Natural Disasters

At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, certain states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any concentration of mortgaged properties in a state or region may present unique risk considerations. See the tables entitled “Geographic Distribution of Mortgaged Properties of the Mortgage Loans” in the attached collateral summary for a listing of the locations and concentrations of the mortgaged properties.

Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2

Risk Factors

loans, may result in losses on the Mortgage Loans. Any losses may adversely affect the yield to maturity of the related Offered Certificates.

Residential Real Estate Values

May Fluctuate and Adversely

Affect Your Investment

There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the table in the accompanying collateral annex might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the Sponsor’s prior securitizations involving the Depositor.

In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

There is a Risk that Interest

Payments on the Mortgage

Loans May Be Insufficient

to Pay Interest on Your Certificates

When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a Mortgage Loan, the mortgagor is not charged interest on the prepayment for the month in which the principal prepayment was received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. Each Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full and partial prepayments on the Mortgage Loans serviced by such Servicer, but in each case only up to the amount of Compensating Interest related to such Mortgage Loans for such Distribution Date. To the extent these shortfalls relating to an

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2

Risk Factors

Overcollateralized Group exceed the related Compensating Interest, holders of Overcollateralized Certificates may incur a loss to the extent the applicable credit enhancements are insufficient.

Certificates May Not Be

Appropriate for

Individual Investors

If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of Offered Certificates, the Offered Certificates may not be an appropriate investment for you. This may be the case because, among other things:

•	if you purchase your Certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans;
•

the rate of principal distributions on, and the weighted average lives of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans and the priority of principal distributions among the classes of Certificates, and as such, the Offered Certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•

you may not be able to reinvest amounts distributed in respect of principal on your Certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

•	a secondary market for the Offered Certificates may not develop or provide you with liquidity of investment; and
•	you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

Limited Source of Payments —

No Recourse to Depositor, Sponsor,

Servicers, Originators, Master Servicer,

Securities Administrator or Trustee

Proceeds of the related Mortgage Loans (and any related Yield Maintenance Agreement) will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsor, the Servicers, the Originators, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor, the Sponsor and the Originators with respect to certain

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2

Risk Factors

breaches of representations and warranties, and limited obligations of the Servicers with respect to their servicing obligations.

Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Sponsor, the Servicers, the Originators, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Sponsor, the Servicers, the Originators, the Master Servicer, the Securities Administrator the Trustee or any of their affiliates.

Limited Liquidity

The Underwriter intends to make a market for purchase and sale of the Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as Interest Only, Super Senior Support, Companion, Inverse Floating Rate, Principal Only, or Subordinate Certificates) will experience illiquidity.

Alternative Underwriting Standards

May Increase Risk of Loss

Certain of the Mortgage Loans may have been originated using an Originator’s “alternative” or “modified” underwriting standards. These underwriting standards are different from and, in certain respects, less stringent than the general underwriting standards employed by the applicable Originator. For example, certain of the mortgage loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the mortgage loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the applicable Originator’s general underwriting standards.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2

Risk Factors

The Rate of Default on Mortgage

Loans that Are Secured by Investor

Properties May be Higher

than on Other Mortgage Loans

Certain of the Mortgage Loans may be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor’s primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

There Are Risks Relating to
Mortgaged Properties Subject
to Second Lien Mortgage Loans

At the time of origination of certain of the Mortgage Loans, a lender other than the applicable Originator may have originated a second lien mortgage loan. Mortgage Loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them. This may be due to changes in the mortgagor’s debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors. You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.

Categories of Classes of Certificates

The Certificates of any series may be comprised of one or more classes. The classes, in general, fall into different categories. The chart in the base prospectus under the heading “Description of the Certificates—Categories of Classes of Certificates” identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes which comprise that series by reference to those categories or another category specified in the prospectus supplement.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.